Exhibit 10.1

PURCHASE AGREEMENT

December 6, 2006

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of December 6, 2006 between Cerus Corporation, a Delaware corporation (the “Company”), and the Investor.

2. The Company and the Investor agree that the Investor will purchase from the Company, severally and not jointly with the other investors, and the Company will issue and sell to the Investor, [            ] shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, for a purchase price of $6.68 per share. The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting.

3. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on the date that the conditions for closing set forth in the Placement Agency Agreement dated the date hereof by and among the Company, Banc of America Securities LLC (“BAS”) and Robert W. Baird & Co. Incorporated (collectively, the “Placement Agents”) have been satisfied or waived by the appropriate party or on such later date as the parties shall agree in writing (the “time of purchase”). At the Closing, the Company shall deliver to the Investor the number of Shares as set forth above in Section 2 as follows (check one):

☐ A.	By electronic book-entry at the Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by the Company’s transfer agent (the “Transfer Agent”) to the Investor at the Closing. No later than one (1) business day after the execution of this agreement by the Investor and the Company, the Investor shall:

(i)	Direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares, and

(ii)	Remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the Company pursuant to instructions provided to the Investor with this Agreement.

– OR –

☐ B.	By delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver the Shares registered in the Investor’s name and address as set forth below and released by the Company’s transfer agent to the Investor at the time of purchase directly to the account(s) at BAS identified by the Investor, and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). No later than one business day after the execution of this Agreement by the Investor and the Company, the Investor shall: (i) notify BAS of the account or accounts at BAS to be credited with the Shares being purchased by such Investor and (ii) confirm that the account or accounts at BAS to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING.

The Company also shall deliver to the Investor and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement (the “Supplement”) with respect to the Registration Statement (as defined below) reflecting the offering of the Shares in conformity with the Securities Act (as defined below), including Rule 424(b) thereunder.

4. The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company is agreeing to issue and sell simultaneously herewith pursuant to the Registration Statement no less than an aggregate of 3,903,952 shares of Common Stock pursuant to this Agreement and substantially similar agreements with other investors.

(b) The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c) The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected except in the case of clauses (i), (ii) and (iii), such as would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company or materially impair the Company’s ability to perform its obligations under the Agreement (a “Material Adverse Effect”).

(e) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the required filing of the Supplement, (ii) the required filings with the Nasdaq Global Market and (iii) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f) The Shares are duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal. The Company has reserved a sufficient number of duly authorized shares of Common Stock to issue all of the Shares. At the Closing, the Shares shall have been listed for quotation on the Nasdaq Global Market.

(g) The Company’s Registration Statement on Form S-3 (No. 333-67286) (including all information or documents incorporated by reference therein, the “Registration Statement”) has been declared effective by the Commission and is effective on the date hereof, and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so. The offering, sale and issuance of the Shares to the Investor are registered under the Securities Act by the Registration Statement, and no action taken or omitted to be taken by the Company shall cause such Shares not to be freely transferable and tradable by the Investor without restriction. The Shares are being issued as described in the Registration Statement.

(h) The Company shall (i) before the Nasdaq Global Market opens on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior, written consent, unless the Company is advised by its counsel that disclosure of the Investor’s name is required by law, in which case the Company shall promptly notify the Investor of such disclosure.

5. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(b) The Investor acknowledges that it has had the opportunity to review (including through availability to it of documents electronically filed by the Company with the Commission) the basic prospectus included in the Registration Statement on the date hereof and all documents incorporated therein by reference (together with the price and amount of Shares sold as described in Sections 2 and 4(a) hereof, the “Disclosure Package”) and the Registration Statement. Neither any such review nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Package and the Company’s representations and warranties contained in this Agreement.

(c) The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(d) The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(e) The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor or (ii) the Investor is advised by its counsel (including internal counsel) that such press release or public announcement is required by law.

(f) Investor acknowledges that no offer by the Investor to buy Shares will be accepted until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

(g) Investor acknowledges that the Company has agreed to the Placement Agents in respect of the sale of Shares to the Investor and that the Company has entered into a Placement Agency Agreement, dated December 6, 2006 (the “Placement Agreement”), with the Placement Agents.

(h) If the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(i) The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor, and no further consent or action is required by the Investor, its Board of Directors or similar governing body or its stockholders, members or partners. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

6. Subject to the provisions of this Section 6, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, members, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Investor Party may suffer or incur (the “Indemnified Liabilities”) as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement (which shall survive the Closing and terminate on the first anniversary thereof). The Company shall not be liable to any Investor under this provision in respect of any Indemnified Liability if such liability arises out of any misrepresentation by the Investor in Section 5 of this Agreement or actions taken by such Investor in violation or contravention of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the Company), but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Section 6 for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

7. Conditions.

(a) The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b) The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, and to the condition that the Placement Agents shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other investors of any shares that they have agreed to purchase from the Company.

8. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

9. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

10. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to the Investor.

11. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Signature of Investor:

By:

Print Name:

Title:

Address:

Tax ID No.:

Exact name in which book-entry should be made (if different): _____________________________________________________

AGREED AND ACCEPTED: Cerus Corporation, a Delaware corporation

By:

Name:

Title: